EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 033-46171, No. 333-179179 and 333-157145) and Forms S-8 (333-09277, 333-40532, 333-61851, 333-68410, 333-143682, and 333-143683) of Codorus Valley Bancorp, Inc. of our report dated March 28, 2012, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania
March 28, 2012

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